Exhibit 99.1

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034

PRESS RELEASE

January 27, 2005
Avnet, Inc. Reports Second Quarter Fiscal 2005 Results
Significant Year over Year Revenue and Profit Growth

Phoenix, Arizona — Avnet, Inc. (NYSE:AVT) today reported results for second quarter fiscal year 2005, which ended January 1, 2005. Revenue was $2.88 billion for the quarter, representing an increase of 13% over second quarter fiscal 2004 and an increase of 11% sequentially. Net income for second quarter fiscal 2005 was $43.5 million, or $0.36 per share on a diluted basis, as compared with net income of $8.9 million, or $0.07 per share on a diluted basis, in the same quarter in fiscal 2004 including certain charges (which are further discussed in the accompanying financial statements). Excluding certain charges in the prior year second quarter, net income was $25.3 million, or $0.21 per share on a diluted basis, representing an increase of $18.2 million, or 72%, year over year.

Operating income for second quarter fiscal 2005 was $84.0 million, an improvement of $49.8 million, or 145%, over operating income of $34.2 million, including certain charges, in second quarter fiscal 2004. Excluding these charges, operating income increased $26.3 million, or 46%, over the prior year quarter. Operating income as a percent of sales increased 65 basis points from 2.3% in second quarter fiscal 2004, excluding certain charges, to 2.9% in the current year quarter. This represents the tenth consecutive quarter of year over year improvement in operating income dollars and margin, excluding certain charges.

Roy Vallee, Chairman and Chief Executive Officer commented, “In the second quarter of fiscal 2005, Avnet continued its trend of improving performance with the fourth straight quarter of year over year double digit operating income growth. Leading the growth in the current quarter was the Technology Solutions group where strong year over year and sequential growth resulted in record sales of $1.40 billion and record operating income of $51.2 million.”

The Company generated nearly $255 million of free cash flow (as defined later in this release) during the second quarter of fiscal 2005 due to improved working capital management and earnings. As a result, the Company ended the quarter with $547 million of cash and cash equivalents; bringing net debt (total debt less cash and cash equivalents) to $797 million, the lowest it has been since the first quarter of fiscal 2000.

Ray Sadowski, Chief Financial Officer, stated: “Our cash generation this quarter further demonstrates the impact our value based management initiatives have had on our business operations. We saw improvements in both our operating income margin and our working capital velocity aided by these initiatives. As a result, our balance sheet and liquidity continue to strengthen.

Operating Groups

Technology Solutions (TS) sales of $1.40 billion were up 15% year over year and 36% sequentially. Sales in the Americas and EMEA regions increased 14% and 17%, respectively, on a year over year basis. TS operating income was $51.2 million, a 69% increase as compared with second quarter fiscal 2004 operating income of $30.4 million, and its operating income margin of 3.7% increased 116 basis points over the prior year second quarter. The operating income for TS is the highest on record and was driven by strength in all three regions.

Electronics Marketing (EM) sales of $1.48 billion were up 11% over the prior year second quarter and were down 6% sequentially. Sales in the Americas, EMEA and Asia increased 6%, 21% and 5%, respectively, on a year over year basis. EM operating income of $47.4 million for second quarter fiscal 2005 was 18% higher than the year ago quarter operating income of $40.2 million.

Mr. Vallee added, “Technology Solutions year over year revenue growth across all geographies is further evidence that our emphasis on solutions selling is contributing to the success of both our customers and suppliers. This, combined with record operating income, exceeded our expectations on all fronts. Sequential growth at Technology Solutions of 88% on the operating income line driven by a 36% increase in revenue is further proof of the leverage we have in our business model. Although the results for Electronics Marketing were below our expectations, we are pleased that EM delivered a meaningful sequential reduction in inventory while slightly improving their gross profit margin in the face of softer market conditions. We continue to believe most of the softness is due to the mid-cycle inventory correction and expect our broad customer base across multiple vertical segments to drive improved performance in upcoming quarters.”

Outlook
Looking forward to Avnet’s third quarter fiscal 2005, Mr. Vallee stated, “We expect revenues for Electronics Marketing to be up 8% to 12% sequentially and we anticipate sales for Technology Solutions to decline 20% to 24% sequentially. Therefore, Avnet’s consolidated sales should be in the range of $2.67 billion to $2.77 billion in the third quarter fiscal 2005, and we expect earnings to be in the range of $0.33 to $0.37 per share.”

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “anticipate,” “expect,” believe,” and “should.” Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share, the Company’s ability to generate additional cash flow, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, allocations of products by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Avnet is under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP financial information including adjusted operating income (loss), income (loss) before income taxes, income tax provision (benefit), net income (loss) and basic and diluted earnings (loss) per share. The non-GAAP financial information is used to reflect the Company’s results of operations excluding certain items that have arisen from restructuring activities and debt extinguishments in the periods presented. Reconciliations of the Company’s reported results to the results adjusted for these items are included in the tables that follow. Management believes that providing this additional information is useful to investors to better assess and understand operating performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results. Management believes the non-GAAP measures also help indicate underlying trends in the business. Management also uses the non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes.

However, analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

The following table summarizes the Company’s cash flow activity for the second quarter and the first half of fiscal year 2005 ended January 1, 2005 including the Company’s computation of free cash flow and a reconciliation of this metric to the nearest GAAP measure of net cash flow from operations. Management believes that the non-GAAP metric of free cash flow is a useful measure to help management and investors better assess and understand the Company’s operating performance and sources and uses of cash. Management also believes the analysis of free cash flow assists in identifying underlying trends in the business.

	Quarter	First Half
	Ended	Ended
	1/1/05	1/1/05
	(in thousands)
Net income excluding non-cash and other reconciling items	$99,798	$170,010
Cash flow generated from working capital (excluding cash and cash equivalents)	145,222	67,767

Net cash flow from operations	245,020	237,777
Cash flow generated from (used for):
Purchases of property, plant & equipment	(9,494)	(15,740)
Cash proceeds from sales of property, plant & equipment	6,338	6,797
Acquisition of operations, net	(60)	(1,105)
Effect of exchange rates on cash and cash equivalents	12,602	15,767
Other, net financing activities	335	184

Net free cash flow	$254,741	$243,680

Teleconference Webcast and Upcoming Events
Avnet will host a Webcast of its quarterly teleconference today at 5:00 p.m. Eastern Time. The live Webcast event, as well as other financial information including financial statement reconciliations of GAAP and non-GAAP financial measures, can be accessed through www.ir.avnet.com. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software. An archive copy of the presentation will also be available after the webcast.

Avnet will present at the following investor conferences in February and March: The Thomas Weisel Partners Technology Conference 2005 on February 8, 2005, The Goldman Sachs Technology Investment Symposium 2005 on February 24, 2005, The Raymond James Institutional Investors Conference and The Morgan Stanley Semiconductor & Systems Conference both in March, 2005, dates to be determined. For a listing of conference details and how to access each available webcast, along with additional upcoming events and other information, please visit Avnet’s investor relations website at www.ir.avnet.com.

About Avnet
Avnet (NYSE:AVT) enables success from the center of the technology industry, providing cost-effective services and solutions vital to a broad base of more than 100,000 customers and 300 suppliers. The Company markets, distributes and adds value to a wide variety of electronic components, enterprise computer products and embedded subsystems. Through its premier market position, Avnet brings a breadth and depth of capabilities that help its trading partners accelerate growth and realize cost efficiencies. Avnet generated more than $10 billion in revenue in fiscal 2004 (year ended July 3, 2004) through sales in 68 countries. Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

CONTACT:	Avnet, Inc.
Vincent Keenan
Investor Relations
(480) 643-7053
investorrelations@avnet.com

AVNET, INC.
(MILLIONS EXCEPT PER SHARE DATA)

INCLUDING RESTRUCTURING	SECOND QUARTERS ENDED
CHARGES (1)
	JANUARY 1,	JANUARY 3,
	2005	2004 (1)
Sales	$2,883.2	$2,554.5

Income before income taxes	62.8	12.9

Net income	43.5	8.9

Net income per share:
Basic	$0.36	$0.07
Diluted	$0.36	$0.07

EXCLUDING RESTRUCTURING	SECOND QUARTERS ENDED
CHARGES
	JANUARY 1,	JANUARY 3,
	2005	2004
Sales	$2,883.2	$2,554.5

Income before income taxes	62.8	36.4

Net income	43.5	25.3

Net income per share:
Basic	$0.36	$0.21
Diluted	$0.36	$0.21

(1)	The results for the second quarter of fiscal 2004 shown above include the impact of restructuring charges recorded primarily in connection with cost cutting initiatives and the combination of the Computer Marketing and Applied Computing operating groups into one operating group called Avnet Technology Solutions. These restructuring charges amounted to $23.5 million pre-tax (all of which is included in operating expenses), $16.4 million after-tax and $0.14 per diluted share. See the Consolidated Statements of Operations included herein for further disclosure of the impacts of these restructuring charges.

AVNET, INC.

(MILLIONS EXCEPT PER SHARE DATA)

INCLUDING RESTRUCTURING AND	FIRST HALVES ENDED
OTHER CHARGES (1)
	JANUARY 1,	JANUARY 3,
	2005 (2)	2004 (1) (2)

Sales	$5,483.2	$4,962.1

Income (loss) before income taxes	115.3	(3.5)

Net income (loss)	79.8	(2.4)

Net income (loss) per share:
Basic	$0.66	($0.02)
Diluted	$0.66	($0.02)

EXCLUDING RESTRUCTURING AND	FIRST HALVES ENDED
OTHER CHARGES
	JANUARY 1,	JANUARY 3,
	2005 (2)	2004 (2)

Sales	$5,483.2	$4,962.1

Income before income taxes	115.3	52.1

Net income	79.8	36.1

Net income per share:
Basic	$0.66	$0.30
Diluted	$0.66	$0.30

(1)	The results for the first half of fiscal 2004 shown above include the impact of restructuring and other charges recorded in both the first and second quarters. These charges were recorded primarily in connection with cost cutting initiatives and the combination of the Computer Marketing and Applied Computing operating groups into one operating group called Avnet Technology Solutions. These restructuring and other charges in the first half of fiscal 2004 amounted to $55.6 million pre-tax (all of which is included in operating expenses), $38.5 million after-tax and $0.32 per diluted share. See the Consolidated Statements of Operations included herein for further disclosure of the impacts of these restructuring and other charges.

(2)	Due to Avnet’s fiscal calendar, the first half ended January 1, 2005 contained 26 weeks while the first half ended January 3, 2004 contained 27 weeks.

AVNET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(THOUSANDS EXCEPT PER SHARE DATA)

	SECOND QUARTERS ENDED
		JANUARY 3, 2004 (1)
			RESTRUCT-
	JANUARY 1,	REPORTED	URING	ADJUSTED
	2005	RESULTS	CHARGES	RESULTS
Sales	$2,883,155	$2,554,460	$—	$2,554,460
Cost of sales	2,509,275	2,225,301	—	2,225,301

Gross profit	373,880	329,159	—	329,159

Selling, general and administrative expenses	289,902	271,470	—	271,470
Restructuring charges (1)	—	23,465	(23,465)	—

Operating income	83,978	34,224	23,465	57,689
Other income, net	113	1,935	—	1,935
Interest expense	(21,254)	(23,209)	—	(23,209)

Income before income taxes	62,837	12,950	23,465	36,415

Income tax provision	19,327	4,015	7,114	11,129

Net income	$43,510	$8,935	$16,351	$25,286

Net earnings per share:
Basic	$0.36	$0.07	$0.14	$0.21

Diluted	$0.36	$0.07	$0.14	$0.21

Shares used to compute earnings per share:
Basic	120,555	119,909	119,909	119,909

Diluted	121,426	120,898	120,898	120,898

(1)	The results for the second quarter of fiscal 2004 shown above include the impact of restructuring charges recorded primarily in connection with cost cutting initiatives and the combination of the Computer Marketing and Applied Computing operating groups into one operating group called Avnet Technology Solutions. These charges included severance costs, charges for consolidation of certain owned and leased facilities, write-offs of certain capitalized IT-related initiatives and the impairment of certain owned assets in the Company’s European operations. These restructuring charges amounted to $23.5 million pre-tax, $16.4 million after-tax and $0.14 per diluted share.

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(THOUSANDS EXCEPT PER SHARE DATA)

	FIRST HALVES ENDED
		JANUARY 3, 2004 (1) (2)
			RESTRUCT-
	JANUARY 1,	REPORTED	URING	ADJUSTED
	2005 (2)	RESULTS	CHARGES	RESULTS

Sales	$5,483,156	$4,962,110	$—	$4,962,110
Cost of sales	4,759,666	4,323,854	—	4,323,854

Gross profit	723,490	638,256	—	638,256

Selling, general and administrative expenses	566,441	540,021	—	540,021
Restructuring and other charges (1)	—	55,618	(55,618)	—

Operating income	157,049	42,617	55,618	98,235
Other income, net	386	4,237	—	4,237
Interest expense	(42,125)	(50,367)	—	(50,367)

Income (loss) before income taxes	115,310	(3,513)	55,618	52,105

Income tax provision (benefit)	35,469	(1,089)	17,081	15,992

Net income (loss)	$79,841	($2,424)	$38,537	$36,113

Net earnings (loss) per share:
Basic	$0.66	($0.02)	$0.32	$0.30

Diluted	$0.66	($0.02)	$0.32	$0.30

Shares used to compute earnings (loss) per share:
Basic	120,539	119,753	119,753	119,753

Diluted	121,353	119,753	119,753	119,753

(1)	The results for the first half of fiscal 2004 shown above include the impact of restructuring and other charges recorded in both the first and second quarters. These charges were recorded in connection with cost cutting initiatives and the combination of the Computer Marketing and Applied Computing operating groups into one operating group called Avnet Technology Solutions. These charges include severance costs, charges for consolidation of certain owned and leased facilities, write-offs of certain capitalized IT-related initiatives, the impairment in the second quarter of certain owned assets in the Company’s European operations and the write-off in the first quarter of the remaining unamortized deferred loan costs associated with the Company’s multi-year credit facility terminated in September 2003. These restructuring and other charges in the first half of fiscal 2004 amounted to $55.6 million pre-tax, $38.5 million after-tax and $0.32 per diluted share.

(2)	Due to Avnet’s fiscal calendar, the first half ended January 1, 2005 contained 26 weeks while the first half ended January 3, 2004 contained 27 weeks.

AVNET, INC.
CONSOLIDATED BALANCE SHEETS
(THOUSANDS)

	JANUARY 1,	JULY 3,
	2005	2004

Assets:
Current assets:
Cash and cash equivalents	$547,023	$312,667
Receivables, net	1,925,081	1,743,962
Inventories	1,406,989	1,364,037
Other	46,990	63,320

Total current assets	3,926,083	3,483,986
Property, plant and equipment, net	175,977	187,339
Goodwill	897,932	894,882
Other assets	272,821	297,444

Total assets	5,272,813	4,863,651

Less liabilities:
Current liabilities:
Borrowings due within one year	152,171	160,660
Accounts payable	1,313,713	1,099,703
Accrued expenses and other	378,611	384,630

Total current liabilities	1,844,495	1,644,993
Long-term debt, less due within one year	1,192,176	1,196,160
Other long-term liabilities	67,548	69,072

Total liabilities	3,104,219	2,910,225

Shareholders’ equity	$2,168,594	$1,953,426

AVNET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(THOUSANDS)

	FIRST HALVES ENDED
	JANUARY 1,	JANUARY 3,
	2005	2004
Cash flows from:
Operations:
Net income (loss)	$79,841	($2,424)
Add non-cash and other reconciling items:
Depreciation and amortization	30,764	35,107
Deferred taxes	37,280	37
Non-cash restructuring and other charges	—	31,409
Other, net	22,125	21,810
Receivables	(103,456)	(254,941)
Inventories	21,991	(27,332)
Accounts payable	173,420	299,266
Accrued expenses and other, net	(24,188)	45,372

Net cash flows provided from operating activities	237,777	148,304

Financing:
Repayment of notes	(2,956)	(70,878)
(Repayment of) proceeds from bank debt, net	(6,223)	2,067
(Repayment of) proceeds from other debt, net	(145)	15
Other, net	184	6,497

Net cash flows used for financing activities	(9,140)	(62,299)

Investing:
Purchases of property, plant, and equipment	(15,740)	(14,923)
Cash proceeds from sales of property, plant and equipment	6,797	1,306
Acquisition of operations, net	(1,105)	(1,448)

Net cash flows used for investing activities	(10,048)	(15,065)

Effect of exchange rates on cash and cash equivalents	15,767	13,042

Cash and cash equivalents:
increase	234,356	83,982
at beginning of period	312,667	395,467

at end of period	$547,023	$479,449

AVNET, INC.

SEGMENT INFORMATION
(MILLIONS)

	SECOND QUARTERS ENDED		FIRST HALVES ENDED

	JANUARY 1,	JANUARY 3,	JANUARY 1,	JANUARY 3,
	2005	2004	2005	2004

SALES

Avnet Electronics Marketing	$1,478.2	$1,332.2	$3,042.4	$2,690.2

Avnet Technology Solutions	1,405.0	1,222.3	2,440.8	2,271.9

Consolidated	$2,883.2	$2,554.5	$5,483.2	$4,962.1

OPERATING INCOME (LOSS)

Avnet Electronics Marketing	$47.4	$40.2	$106.3	$73.6

Avnet Technology Solutions	51.2	30.4	78.5	48.6

Corporate	(14.6)	(12.9)	(27.8)	(24.0)

Consolidated Before Restructuring and Other Charges	84.0	57.7	157.0	98.2

Restructuring and Other Charges	—	(23.5)	—	(55.6)

Consolidated	$84.0	$34.2	$157.0	$42.6